SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2003

MORGAN STANLEY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11758 (Commission File Number)	36-3145972 (IRS Employer Identification No.)

1585 Broadway, New York, New York 10036
(Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (212) 761-4000

Not Applicable
(Former name or former address, if changed since last report)

Item 7(c).    Exhibits

8-c

Tax Opinion of Davis Polk & Wardwell, dated December 8, 2003, relating to the registrant's Senior Variable Rate Renewable Notes, EXtendible Liquidity Securities® (EXLs®), with a Final Maturity date of December 26, 2008, as described in Pricing Supplement No. 18 dated December 3, 2003 to the Prospectus Supplement dated August 26, 2003 and the Prospectus dated August 26, 2003 related to Registration Statement No. 333-106789.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MORGAN STANLEY Registrant

/s/ Martin M. Cohen
	Name:	Martin M. Cohen
	Title:	Assistant Secretary and Counsel
Date: December 8, 2003

Index to Exhibits

Exhibit No.	Description

8-c

Tax Opinion of Davis Polk & Wardwell, dated December 8, 2003, relating to the registrant's Senior Variable Rate Renewable Notes, EXtendible Liquidity SecuritiesSM (EXLs®), with a Final Maturity date of December 26, 2008, as described in Pricing Supplement No. 18 dated December 3, 2003 to the Prospectus Supplement dated August 26, 2003 and the Prospectus dated August 26, 2003 related to Registration Statement No. 333-106789.